UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2010

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2010, Eric Tinch has joined APAC Customer Services, Inc. ("the Company" or "APAC") as Senior Vice President, Human Resources of the Company.

Mr. Tinch joins APAC from Convergys Corporation where he served as Global HR Business Services Leader for a global business services organization responsible for providing human resource management services. Prior to that, he worked for MarketSource, Inc. a sales and marketing outsourcing organization in the role of Vice President Human Resources. Before that, Mr. Tinch served as Senior Vice President Business Strategies and Operations for CIT Group, Inc. and Executive Vice President - Human Resources & Field Operations for WH Smith Retail Travel. Mr. Tinch began his career in miltary intelligence with the Air Force and subsequently spent eight years with the Central Intelligence Agency in field operations and human resources.

The Company and Mr. Tinch entered into an Employment Agreement, dated April 1, 2010 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety. The Employment Agreement provides that Mr. Tinch will be paid an annual base salary of $235,000 and will be eligible to participate in and earn an annual bonus pursuant to the Company’s Management Incentive Plan (the "MIP") as may be in effect from time to time, in accordance with the Company's compensation practices, subject to satisfaction of performance criteria established under the terms of the MIP. Mr. Tinch also will be paid a sign-on bonus in the net amount of $25,000 on the first regularly scheduled pay date following the 30th day of employment. In the event that Mr. Tinch voluntarily resigns his employment within one year of the date employment begins, he has agreed to repay the sign on bonus in its entirety. The Company has agreed to pay Mr. Tinch a lump sum in the amount of $55,000 in relocation costs. In the event Mr. Tinch should leave APAC's employ within one year of the date upon which relocation benefits are rendered to him, Mr. Tinch shall reimburse APAC for all relocation costs. In addition, the Company has agreed to grant Mr. Tinch an option to purchase 100,000 common shares of the Company with an exercise price equal to the fair market value on the grant date.

The Employment Agreement also provides for Mr. Tinch to receive severance payments equal to one-half of base salary for twelve months in the event he is terminated without cause by the Company (as defined in the Employment Agreement). Additionally, pursuant to an Employment Security Agreement to be entered into by Mr. Tinch and the Company, which is incorporated herein in its entirety as attached to the Company's quarterly report on Form 10-Q for the period ended July 1, 2007, Mr. Tinch would be entitled to severance payments equal to eighteen months of base salary and one and one-half times his annual target bonus if he is terminated without cause or resigns for good reason (as defined in the Employment Security Agreement) within twelve months after a change of control of the Company (as defined in the Employment Security Agreement). The terms of Mr. Tinch's Employment Security Agreement are identical to the terms of similar agreements in effect with other executive officers of the Company.

Finally, Mr. Tinch has agreed that, during his employment with the Company and for a period of twelve months after his termination of employment, he will not consult with or be employed by any company offering outsourced business services, work for or solicit the Company’s clients, or induce or attempt to induce any of the Company’s employees to terminate employment with the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between the Company and Eric Tinch dated April 1, 2010.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. The company's Annual Report on Form 10-K for the year ended January 3, 2010 discusses some of these factors. This filing is available on a website maintained by the SEC at: http://www.sec.gov. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

April 14, 2010	By:	/s/ Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Eric Tinch Employment Agreement dated April 1, 2010